Exhibit 99.1

FOR IMMEDIATE RELEASE
Bock Communications, Inc.	Leap contacts:
Melinda Jack, Media Relations	Valerie Breslow, Media Relations
714-540-1030	714-206-3201
leap@bockpr.com	vbreslow@leapwireless.com

Jim Seines, Investor Relations
858-882-6084
jseines@leapwireless.com
Leap Reports Consolidated Results for First Quarter 2006
~ Improvement in Customer Growth and Record-breaking Adjusted OIBDA Underscore
Company’s Strong Financial and Operational Performance ~
Highlights include:
•	Strong net customer growth with over 110,000 net customer additions for the quarter, up approximately 140% from net customer additions for the first quarter of 2005

•	Total consolidated revenue for the quarter of $266.7 million, a 17% increase from the total consolidated revenue for the first quarter of 2005

•	Consolidated operating income of $19.9 million, compared to $21.9 million in the same period last year

•	Record-breaking adjusted consolidated operating income before depreciation and amortization (OIBDA) of $78.6 million, a 12% increase from the adjusted consolidated OIBDA for the first quarter of 2005

•	Consolidated net income of $17.7 million for the quarter, or $0.29 per diluted share
SAN DIEGO — May 9, 2006 — Leap Wireless International, Inc. [NASDAQ: LEAP], a leading provider of innovative and value-driven wireless communications services, today announced strong financial and operational results for the first quarter ended March 31, 2006. Leap posted record setting adjusted consolidated OIBDA for the first quarter and strong year-over-year growth in total revenues. The solid operational performance for the first quarter of 2006 was led by the addition of over 278,000 gross new customers and more than 110,000 net new customer additions, representing an increase in net additions of approximately 140% over the net additions of approximately 46,000 for the first quarter of 2005. The Company ended the quarter with nearly 1,779,000 total customers and a customer churn rate of 3.3%. The financial and operating data presented in this press release, including customer information, reflect the consolidated results of Leap, its subsidiaries and its non-controlled joint venture, Alaska Native Broadband 1, LLC (ANB1), for the periods indicated.
“The Company had a successful quarter, delivering strong customer growth and record-breaking adjusted OIBDA performance,” said Doug Hutcheson, chief executive officer and president of Leap. “The business continues to execute well on our strategic growth plans. Our total net

Leap Reports Consolidated Results for First Quarter 2006	Page 2 of 15
customer growth for the quarter included approximately 82,000 new subscribers in markets operating at the end of 2005, with approximately 28,000 additional new customers coming from the markets launched during the quarter. We are looking forward to improving results over the coming quarters in our existing markets and from the launch of additional new markets planned for 2006. We expect our customer behavior will continue to have a seasonal rhythm and may be affected by rising energy prices in the short-term.”
Total consolidated revenues for the first quarter were $266.7 million, an increase of $38.3 million, or 17%, over the total revenues of $228.4 million for the first quarter of 2005. Consolidated operating income for the first quarter was $19.9 million, a decrease of $2.0 million from the operating income of $21.9 million for the first quarter of 2005. Consolidated net income for the first quarter was $17.7 million, or $0.29 per diluted share. This compares to consolidated net income of $7.5 million, or $0.12 per diluted share, for the first quarter of 2005.
Adjusted consolidated OIBDA for the first quarter of 2006 was $78.6 million, up $8.6 million, or 12%, from the adjusted consolidated OIBDA of $70.0 million for the first quarter of 2005. Adjusted consolidated OIBDA represents consolidated OIBDA adjusted to exclude the effects of: gain/loss on sale of wireless licenses and operating assets; impairment of indefinite-lived intangible assets; and stock-based compensation expense.
The Company implemented Statement of Financial Accounting Standards No. 123(R) (SFAS 123R), “Share-Based Payment,” on January 1, 2006, recording stock-based compensation expense of $4.7 million during the quarter. In addition, the Company recorded a gain of $0.6 million reflecting the cumulative effect of a change in accounting principle related to the adoption of SFAS 123R.
“The Company has proven its ability to deliver strong year-over-year growth in adjusted OIBDA even after the absorption of start-up losses associated with our new market launch activity,” said Dean Luvisa, acting chief financial officer for Leap. “When considering the nearly $6 million of negative OIBDA associated with new market activity during the quarter, the underlying strength of the financial performance we delivered becomes even more evident. The improvement in adjusted OIBDA is a product of solid growth in total revenues combined with

Leap Reports Consolidated Results for First Quarter 2006	Page 3 of 15
our ongoing focus on cost leadership. As a result, the business has started the year on track, performing above our expectations.”
Key operational and financial performance measures for the first quarter of 2006 were as follows:
•	Average revenue per user per month (ARPU) for the first quarter, based on service revenue, was $41.87, an improvement of $2.84 from the ARPU of $39.03 for the first quarter of 2005.

•	Cost per gross customer addition (CPGA) was $130 for the first quarter, an increase of $2 from the CPGA of $128 for the first quarter of 2005.

•	Non-selling cash cost per user per month (CCU) was $19.57 for the first quarter, an increase of $0.63 from the CCU of $18.94 for the first quarter of 2005.

•	Purchases of property and equipment (capital expenditures) for the quarter were $60.9 million, an increase of $38.2 million from the capital expenditures of $22.7 million for the first quarter of 2005, primarily reflecting the added cost of new market development activities in the first quarter of 2006.
“We believe that the favorable financial and operating results delivered during the quarter validate the strategic plans we are following to advance the long-term growth prospects of our business,” continued Luvisa. “The Company expects to continue driving our growth initiatives forward, building on the recent re-introduction of “pay-in-advance” billing for new and reactivating Cricket customers and the continuing efficient launch of the new markets that are currently under development. What we have done has worked, and we intend to apply the lessons learned throughout the expansion process to new opportunities for development as they arise.”
2006 Business Outlook
The following forward-looking statements are based on management’s existing plans and its review of current information, which is dynamic and subject to rapid, even abrupt change. The following forward-looking statements are qualified by that fact and speak only of management’s views as of the date of this release. Leap does not undertake any obligation to update this information. Actual results could differ materially from those stated or implied by such forward-

Leap Reports Consolidated Results for First Quarter 2006	Page 4 of 15
looking statements due to risks and uncertainties associated with Leap’s business. Factors that could cause actual results to differ from these forward-looking statements are described later in this release.
The Company’s current outlook for fiscal year 2006 is for:
•	Adjusted OIBDA to be in the range of $240 million to $300 million for the full year, reflecting the Company’s expectation for adjusted OIBDA growth in the markets in operation at the end of 2005 and the anticipated operational and financial performance of the markets that Leap and its joint ventures, ANB1 and LCW Wireless, LLC, anticipate launching in 2006.

•	Consolidated capital expenditures to be between $430 million and $500 million, reflecting investment by Leap and its joint ventures in the development of their respective properties and the expected introduction of EV-DO technology during 2006. Leap and its joint ventures expect to launch markets covering 14 to 20 million potential new customers during 2006.
In addition to its results for first quarter of 2006, Leap announced that it expects total net customer additions to be between 70,000 and 90,000 for the second quarter of 2006 and that it expects second quarter customer churn to be between 3.9% and 4.1%. The Company also announced that, for the second quarter of 2006, it anticipates consolidated adjusted OIBDA to be in the range of $60 million to $68 million.
“Over the past several quarters we have developed and started to implement a vision for our Company’s future that has touched all facets of our business — a vision that has not only strengthened the performance of our existing business but also established a solid foundation for our future growth and expansion,” continued Hutcheson. “We believe that it is increasingly evident from the results we have delivered to date that we are making substantial progress in efficiently building, launching, and bringing to cash flow positive the new markets we began acquiring nearly two years ago. The fundamental improvements that we are making to the Company’s footprint provide us with the unique opportunity to provide our customers more value and also increase the operational efficiencies of our business.”
“Consistent with our strategy of expanding the business into markets that we believe have a high affinity for the Company’s products and services, the Company has carefully considered the

Leap Reports Consolidated Results for First Quarter 2006	Page 5 of 15
opportunities presented in the FCC’s upcoming Auction #66, currently scheduled for this June. Based on our evaluation, we believe that the spectrum available in this auction presents attractive prospects for expansion that provide good return potential for the business and, ultimately, our stockholders. Therefore, we plan to participate in the auction, and may do so directly and with third parties, while continuing with the focused strategy and disciplined approach to acquisition we have demonstrated in the past. The Company intends to take the necessary steps to obtain the liquidity needed to support our participation and we expect to raise funds for the purchase of spectrum in the auction through a mix of completed, committed and contingent capital. We believe that this funding strategy will put the Company in a good position to participate in the auction and finance purchases of properties that are attractive to the business to the degree that they are priced at levels consistent with our desired return thresholds,” concluded Hutcheson.
Conference Call Note
As previously announced, Leap will hold a conference call to discuss these results and its outlook for 2006 at 5:00 p.m. Eastern Daylight Time, on Tuesday, May 9, 2006. Management also expects to discuss the Company’s plans for participation in the upcoming FCC Auction No. 66 and its financing plans, including the refinancing of its senior secured credit facility. Other forward looking and material information may also be discussed during this call. Interested parties may listen to the call live by dialing 1-866-831-6272 or 1-617-213-8859 and entering reservation number 38584023. This call is also being web cast and can be accessed at the Investor Relations section of Leap’s website, www.leapwireless.com, or by accessing the following external websites: www.fulldisclosure.com or www.streetevents.com.
To listen to the call, please go to the website at least 15 minutes prior to the start time to register, and download and install any necessary audio software. An online replay is planned to follow shortly after the live conference call and will be available until June 9, 2006. The telephonic rebroadcast will be available shortly after the completion of the call and will be available until midnight on May 23, 2006. Interested parties can access the rebroadcast by dialing 1-888-286-8010 or 1-617-801-6888 and entering the reservation number 80921778. A downloadable MP3 recording of the call will also be available 24 hours after broadcast.

Leap Reports Consolidated Results for First Quarter 2006	Page 6 of 15
Interested listeners can download the file from the “Events” page of the Investor Relations section of our web site.
About Leap
Leap, headquartered in San Diego, Calif., is a customer-focused company providing innovative mobile wireless services targeted to meet the needs of customers underserved by traditional communications companies. With the value of unlimited wireless services as the foundation of its business, Leap pioneered both the Cricket® and Jump™ Mobile services. Through its affordable, flat-rate service plans, Cricket offers customers a choice of unlimited local voice minutes, unlimited domestic long distance voice minutes, unlimited text, instant and picture messaging and additional value-added services over a high-quality, all-digital CDMA network. Designed for the mobile-dependent, urban youth market, Jump Mobile is a unique prepaid wireless service that offers customers unlimited incoming calls from anywhere with outgoing calls at an affordable 10 cents per minute and unlimited incoming and outgoing text messaging. Both Cricket and Jump Mobile services are offered without long-term commitments or credit checks. For more information, please visit www.leapwireless.com.
Notes Regarding Non-GAAP Financial Measures
The information presented in this press release and in the attached financial tables includes financial information prepared in accordance with generally accepted accounting principles in the U.S., or GAAP, as well as non-GAAP financial measures. Generally, a non-GAAP financial measure, within the meaning of Securities and Exchange Commission (SEC) Item 10 to Regulation S-K, is a numerical measure of a company’s financial performance or cash flows that (a) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the consolidated balance sheet, consolidated statement of operations or consolidated statement of cash flows; or (b) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. As described more fully in the notes to the attached financial tables, management supplements the information provided by financial statement measures with several customer-focused performance metrics that are widely used in the telecommunications industry. Adjusted consolidated OIBDA, CPGA, and CCU are non-GAAP

Leap Reports Consolidated Results for First Quarter 2006	Page 7 of 15
financial measures. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. Reconciliations of non-GAAP financial measures used in this release to the most directly comparable GAAP financial measures can be found in the section entitled “Definition of Terms and Reconciliation of Non-GAAP Financial Measures” included toward the end of this release.
Except for the historical information contained herein, this press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current forecast of certain aspects of Leap’s future. You can identify most forward-looking statements by forward-looking words such as “believe,” “think,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” and similar expressions in this press release. Such statements are based on currently available operating, financial and competitive information and are subject to various risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated or implied in our forward-looking statements. Such risks, uncertainties and assumptions include, among other things:
•	our ability to attract and retain customers in an extremely competitive marketplace;

•	changes in economic conditions that could adversely affect the market for wireless services;

•	the impact of competitors’ initiatives;

•	our ability to successfully implement product offerings and execute market expansion plans;

•	our ability to comply with the covenants in our senior secured credit facilities;

•	our ability to attract, motivate and retain an experienced workforce;

•	failure of our network systems to perform according to expectations; and

•	other factors detailed in the section entitled “Risk Factors” included in our periodic reports filed with the SEC.
All forward-looking statements included in this news release should be considered in the context of these risk factors. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors and prospective investors are cautioned not to place undue reliance on such forward-looking statements.
Leap is a U.S. registered trademark and the Leap logo is a trademark of Leap. Cricket is a U.S. registered trademark of Cricket. In addition, the following are trademarks of Cricket: Unlimited Access, Unlimited Plus, Unlimited Classic, Jump, Travel Time, Cricket Clicks and the Cricket “K.” All other trademarks are the property of their respective owners.

Leap Reports Consolidated Results for First Quarter 2006	Page 8 of 15
LEAP WIRELESS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (1)
(In Thousands)

	March 31,	December 31,
	2006	2005
	(Unaudited)
Assets
Cash and cash equivalents	$299,976	$293,073
Short-term investments	65,975	90,981
Restricted cash, cash equivalents and short-term investments	10,687	13,759
Inventories	39,710	37,320
Other current assets	35,160	29,237

Total current assets	451,508	464,370
Property and equipment, net	642,858	621,946
Wireless licenses	821,339	821,288
Assets held for sale	15,135	15,145
Goodwill	431,896	431,896
Other intangible assets, net	105,123	113,554
Other assets	35,651	38,119

Total assets	$2,503,510	$2,506,318

Liabilities and Stockholders’ Equity
Accounts payable and accrued liabilities	$136,460	$167,770
Current maturities of long-term debt	6,111	6,111
Other current liabilities	53,266	49,627

Total current liabilities	195,837	223,508
Long-term debt	586,806	588,333
Deferred tax liabilities	141,935	141,935
Other long-term liabilities	37,920	36,424

Total liabilities	962,498	990,200

Minority interest	2,463	1,761

Commitments and contingencies
Stockholders’ equity:
Preferred stock — authorized 10,000,000 shares; $.0001 par value, no shares issued and outstanding	—	—
Common stock — authorized 160,000,000 shares; $.0001 par value, 61,214,398 and 61,202,806 shares issued and outstanding at March 31, 2006 and December 31, 2005, respectively	6	6
Additional paid-in capital	1,494,974	1,490,638
Retained earnings	39,299	21,575
Accumulated other comprehensive income	4,270	2,138

Total stockholders’ equity	1,538,549	1,514,357

Total liabilities and stockholders’ equity	$2,503,510	$2,506,318

Leap Reports Consolidated Results for First Quarter 2006	Page 9 of 15
LEAP WIRELESS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)
(UNAUDITED)
(In Thousands, Except Per Share Data)

	Three Months Ended
	March 31,
	2006	2005
Revenues:
Service revenues	$215,840	$185,981
Equipment revenues	50,848	42,389

Total revenues	266,688	228,370

Operating expenses:
Cost of service (exclusive of items shown separately below)	(55,204)	(50,197)
Cost of equipment	(58,886)	(49,178)
Selling and marketing	(29,102)	(22,995)
General and administrative	(49,582)	(36,035)
Depreciation and amortization	(54,036)	(48,104)

Total operating expenses	(246,810)	(206,509)

Operating income	19,878	21,861
Minority interest in loss of consolidated subsidiary	(75)	—
Interest income	4,194	1,903
Interest expense	(7,431)	(9,123)
Other income (expense), net	535	(1,286)

Income before income taxes and cumulative effect of change in accounting principle	17,101	13,355
Income taxes	—	(5,839)

Income before cumulative effect of change in accounting principle	17,101	7,516
Cumulative effect of change in accounting principle	623	—

Net income	$17,724	$7,516

Basic net income per share:
Income before cumulative effect of change in accounting principle	$0.28	$0.13
Cumulative effect of change in accounting principle	0.01	—

Basic net income per share	$0.29	$0.13

Diluted net income per share:
Income before cumulative effect of change in accounting principle	$0.28	$0.12
Cumulative effect of change in accounting principle	0.01	—

Diluted net income per share	$0.29	$0.12

Shares used in per share calculations:
Basic	61,203	60,000

Diluted	61,961	60,236

Leap Reports Consolidated Results for First Quarter 2006	Page 10 of 15
LEAP WIRELESS INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (1)
(UNAUDITED)
(In Thousands)

	Three Months Ended
	March 31,
	2006	2005
Operating activities:
Net cash provided by operating activities	$38,290	$23,462

Investing activities:
Purchases of property and equipment	(60,894)	(22,720)
Prepayments for purchases of property and equipment	4,573	(1,767)
Purchases of and deposits for wireless licenses	(91)	(212,095)
Purchases of investments	(46,865)	(69,025)
Sales and maturities of investments	72,657	83,568
Restricted cash, cash equivalents and short-term investments, net	(50)	407

Net cash used in investing activities	(30,670)	(221,632)

Financing activities:
Proceeds from long-term debt	—	500,000
Repayments of long-term debt	(1,527)	(413,979)
Minority interest	668	—
Issuance of stock	233
Payment of debt issuance costs	(91)	(6,781)

Net cash provided by (used in) financing activities	(717)	79,240

Net increase (decrease) in cash and cash equivalents	6,903	(118,930)
Cash and cash equivalents at beginning of period	293,073	141,141

Cash and cash equivalents at end of period	$299,976	$22,211

Supplementary disclosure of cash flow information:
Cash paid for interest	$11,098	$27,142
Cash paid for income taxes	168	52
SCHEDULE OF SELECTED OPERATING METRICS(1)
(UNAUDITED)

	Three Months Ended
	March 31,
	2006	2005
Gross additions	278,370	201,467
Net additions	110,409	45,575
End of period customers	1,778,704	1,615,205
Weighted average number of customers	1,718,349	1,588,372
Churn(3)	3.3%	3.3%
ARPU(4)	$41.87	$39.03
CPGA(5)	$130	$128
CCU(6)	$19.57	$18.94
Adjusted combined consolidated OIBDA (in thousands)(7)	$78,640	$69,965
Adjusted consolidated OIBDA as a percentage of service revenue	36%	38%

Leap Reports Consolidated Results for First Quarter 2006	Page 11 of 15
Explanatory Notes to Financial Statements
(1)	The condensed consolidated financial statements include the accounts of Leap and its wholly owned subsidiaries as well as the accounts of ANB 1 and its wholly owned subsidiary ANB 1 License. The Company consolidates its interest in ANB 1 in accordance with Financial Accounting Standards Board (“FASB”) Interpretation No. 46-R, “Consolidation of Variable Interest Entities,” because ANB 1 is a variable interest entity and the Company will absorb a majority of ANB 1’s expected losses. All significant inter-company accounts and transactions have been eliminated in the consolidated financial statements.

(2)	In December 2004, the Financial Accounting Standards Board (FASB) revised Statement of Financial Accounting Standards No. 123 (SFAS 123R), “Share-Based Payment,” which establishes the accounting for share-based awards exchanged for employee services. Under SFAS 123R, share-based compensation cost is measured at the grant date, based on the estimated fair value of the award, and is recognized as expense over the employee’s requisite service period. The Company adopted SFAS 123R, as required, on January 1, 2006. Prior to fiscal 2006, the Company recognized estimated compensation expense for employee share-based awards based on their intrinsic value on the date of grant pursuant to Accounting Principles Board Opinion 25 (APB 25), “Accounting for Stock Issued to Employees” and provided the required pro forma disclosures of FASB Statement No. 123 (SFAS 123), “Accounting for Stock-Based Compensation.”

The Company adopted SFAS 123R using a modified prospective approach. Under the modified prospective approach, prior periods are not revised for comparative purposes. The valuation provisions of SFAS 123R apply to new awards and to awards that are outstanding on the effective date and subsequently modified or cancelled. Compensation expense, net of estimated forfeitures, for awards outstanding at the effective date will be recognized over the remaining service period using the compensation cost calculated in prior periods.

Total share-based compensation expense related to all of the Company’s share-based awards for the three months ended March 31, 2006 was comprised as follows (unaudited) (in thousands, except per share data):

Three Months Ended
March 31, 2006
Cost of service	$258
Selling and marketing expenses	327
General and administrative expenses	4,141

Share-based compensation expense before tax	4,726
Related income tax expense	—

Share-based compensation expense, net of tax	$4,726

Net share-based compensation expense per share:
Basic	$0.08

Diluted	$0.08

Leap Reports Consolidated Results for First Quarter 2006	Page 12 of 15
Definition of Terms and Reconciliation of Non-GAAP Financial Measures
The Company utilizes certain financial measures that are widely used in the telecommunications industry and are not calculated based on GAAP. Certain of these financial measures are considered non-GAAP financial measures within the meaning of Item 10 of Regulation S-K promulgated by the SEC.

(3)	Churn, which measures customer turnover, is calculated as the net number of customers that disconnect from our service divided by the weighted average number of customers, divided by the number of months during the period being measured. Customers who do not pay their first monthly bill are deducted from our gross customer additions; as a result, these customers are not included in churn. Management uses churn to measure our retention of customers, to measure changes in customer retention over time, and to help evaluate how changes in our business affect customer retention. In addition, churn provides management with a useful measure to compare our customer turnover activity to that of other wireless communications providers. We believe investors use churn primarily as a tool to track changes in our customer retention over time and to compare our customer retention to that of other wireless communications providers. Other companies may calculate this measure differently.

(4)	ARPU is service revenue divided by the weighted average number of customers, divided by the number of months during the period being measured. Management uses ARPU to identify average revenue per customer, to track changes in average customer revenues over time, to help evaluate how changes in our business, including changes in our service offerings and fees, affect average revenue per customer, and to forecast future service revenue. In addition, ARPU provides management with a useful measure to compare our subscriber revenue to that of other wireless communications providers. We believe investors use ARPU primarily as a tool to track changes in our average revenue per customer over time and to compare our per customer service revenues to those of other wireless communications providers. Other companies may calculate this measure differently.

(5)	CPGA is selling and marketing costs (excluding applicable stock-based compensation expense included in selling and marketing expense), and equipment subsidy (generally defined as cost of equipment less equipment revenue), less the net loss on equipment transactions unrelated to initial customer acquisition, divided by the total number of gross new customer additions during the period being measured. Costs unrelated to initial customer acquisition include the revenues and costs associated with the sale of handsets to existing customers as well as costs associated with handset replacements and repairs (other than warranty costs which are the responsibility of the handset manufacturers). We deduct customers who do not pay their first monthly bill from our gross customer additions, which tends to increase CPGA because we incur the costs associated with this customer without receiving the benefit of a gross customer addition. Management uses CPGA to measure the efficiency of our customer acquisition efforts, to track changes in our average cost of acquiring new subscribers over time, and to help evaluate how changes in our sales and distribution strategies affect the cost-efficiency of our customer acquisition efforts. In addition, CPGA provides management with a useful measure to compare our per customer acquisition costs with those of other

Leap Reports Consolidated Results for First Quarter 2006	Page 13 of 15
wireless communications providers. We believe investors use CPGA primarily as a tool to track changes in our average cost of acquiring new customers over time and to compare our per customer acquisition costs to those of other wireless communications providers. Other companies may calculate this measure differently.

The following table reconciles total costs used in the calculation of CPGA to selling and marketing expense, which we consider to be the most directly comparable GAAP financial measure to CPGA (in thousands, except gross customer additions and CPGA):

	Three Months Ended
	March 31,
	2006	2005
Selling and marketing expense	$29,102	$22,995
Less stock-based compensation expense included in selling and marketing expense	(327)	—
Plus cost of equipment	58,886	49,178
Less equipment revenue	(50,848)	(42,389)
Less net loss on equipment transactions unrelated to initial customer acquisition	(521)	(4,012)

Total costs used in the calculation of CPGA	$36,292	$25,772
Gross customer additions	278,370	201,467

CPGA	$130	$128

(6)	CCU is cost of service and general and administrative costs (excluding applicable stock-based compensation expense included in cost of service and general and administrative expense) plus net loss on equipment transactions unrelated to initial customer acquisition (which include the gain or loss on sale of handsets to existing customers and costs associated with handset replacements and repairs (other than warranty costs which are the responsibility of the handset manufacturers)), divided by the weighted average number of customers, divided by the number of months during the period being measured. CCU does not include any depreciation and amortization expense. Management uses CCU as a tool to evaluate the non-selling cash expenses associated with ongoing business operations on a per customer basis, to track changes in these non-selling cash costs over time, and to help evaluate how changes in our business operations affect non-selling cash costs per customer. In addition, CCU provides management with a useful measure to compare our non-selling cash costs per customer with those of other wireless communications providers. We believe investors use CCU primarily as a tool to track changes in our non-selling cash costs over time and to compare our non-selling cash costs to those of other wireless communications providers. Other companies may calculate this measure differently.

The following table reconciles total costs used in the calculation of CCU to cost of service, which we consider to be the most directly comparable GAAP financial measure to CCU (in thousands except weighted-average number of customers and CCU):

	Three Months Ended
	March 31,
	2006	2005
Cost of service	$55,204	$50,197
Plus general and administrative expense	49,582	36,035
Less stock-based compensation expense included in cost of service and general and administrative expense	(4,399)	—

Leap Reports Consolidated Results for First Quarter 2006	Page 14 of 15

	Three Months Ended
	March 31,
	2006	2005
Plus net loss on equipment transactions unrelated to initial customer acquisition	521	4,012

Total costs used in the calculation of CCU	$100,908	$90,244
Weighted-average number of customers	1,718,349	1,588,372

CCU	$19.57	$18.94

(7)	Adjusted consolidated OIBDA is a non-GAAP financial measure defined as consolidated operating income less depreciation and amortization, adjusted to exclude the effects of: gain/loss on sale of wireless licenses and operating assets; impairment of indefinite-lived intangible assets; and stock-based compensation expense. Although the Company has announced substantively similar measures in the past, which we called “Adjusted Consolidated Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA),” Company management now uses the term adjusted OIBDA to describe this measure as it more clearly reflects the elements of the measure. Adjusted OIBDA should not be construed as an alternative to operating income or net income as determined in accordance with GAAP, as an alternative to cash flows from operating activities as determined in accordance with GAAP or as a measure of liquidity.

In a capital-intensive industry such as wireless telecommunications, management believes adjusted consolidated OIBDA, as well as the associated percentage margin calculation, to be meaningful measures of the Company’s operating performance. We use adjusted consolidated OIBDA as a supplemental performance measure because management believes it facilitates comparisons of the Company’s operating performance from period to period and comparisons of the Company’s operating performance to that of other companies by backing out potential differences caused by the age and book depreciation of fixed assets (affecting relative depreciation expenses) as well as the items described above for which additional adjustments were made. While depreciation and amortization are considered operating costs under generally accepted accounting principles, these expenses primarily represent the non-cash current period allocation of costs associated with long-lived assets acquired or constructed in prior periods. Because adjusted consolidated OIBDA facilitates internal comparisons of our historical operating performance, management also uses adjusted consolidated OIBDA for business planning purposes and in measuring our performance relative to that of our competitors. In addition, we believe that adjusted consolidated OIBDA and similar measures are widely used by investors, financial analysts and credit rating agencies as a measure of our financial performance over time and to compare our financial performance with that of other companies in our industry.

Adjusted consolidated OIBDA has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations include:

•	it does not reflect capital expenditures;

•	although it does not include depreciation and amortization, the assets being depreciated and amortized will often have to be replaced in the future, and adjusted consolidated OIBDA does not reflect cash requirements for such replacements;

•	it does not reflect the interest expense necessary to service interest or principal payments on current or future indebtedness;

Leap Reports Consolidated Results for First Quarter 2006	Page 15 of 15
•	it does not reflect expenses incurred for the payment of income taxes and other taxes; and

•	other companies, including companies in our industry, may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Management understands these limitations and considers adjusted consolidated OIBDA as a financial measure that supplements but does not replace the information provided to management by our GAAP results.

The following table reconciles adjusted consolidated OIBDA to consolidated operating income, which we consider to be the most directly comparable GAAP financial measure to adjusted consolidated OIBDA (in thousands):

	Three Months Ended
	March 31,
	2006	2005
Consolidated operating income	$19,878	$21,861
Plus depreciation and amortization	54,036	48,104

Consolidated OIBDA	73,914	69,965
Less gains (loss) on sale of wireless licenses	—	—
Plus impairment of indefinite-lived intangible assets	—	—
Plus stock-based compensation expense	4,726	—

Adjusted consolidated OIBDA	$78,640	$69,965

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